UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB PPROVAL OMB Number: 3235-0060 Expires: July 31,2021 Estimated average burden hours per response 9.21

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

UC Asset Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	024-10802	30-0912782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2299 Perimeter Park Drive, Suite 120, Atlanta, GA	30341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 470-475-1035

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	UCASU	OTC (OTCQX)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previously reported with our Form 8-K on June 02, 2021.

On June 09, 2021, our previously engaged principal accountant Daszkal Bolton LLP furnished us with a letter addressed to the SEC stating whether it agrees with the statements in our previously filed Form 8-K dated on June 02, 2021. This letter is hereby filed with this Form 8-K as Schedule A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UC Asset LP

/s/ “Larry” Xianghong Wu
Founder & Managing Member of General Partner
June 15, 2021

Schedule A:

DASZKAL BOLTON accountants & advisors

June 9, 2021

Securities and Exchange Commission 100 F Street NE Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by UC Asset, LP (the “Partnership”), set forth in Item 4.01 of the Company’s Current Report on Form 8-K, dated May 26, 2021 (the “Form 8-K”) and have the following comments:

FIRST PARAGAPH

We agree with the statements made in the first sentence of this paragraph.

We have no basis upon which to agree or disagree with the statements made in the second sentence of this paragraph.

SECOND PARAGRAPH

We disagree with the statements made in the first sentence of this paragraph because it inaccurate and incomplete. It is inaccurate because we did not place a condition on our reengagement. Rather, we summarized the status, potential financial reporting issues, and asked the Partnership to advise us their next steps. It is incomplete because the accounting policy questions that were raised were a direct result of the substance of management’s responses to SEC staff comments included in the Partnership’s filings related to the Form 10 Registration Statement process. Those responses reflected operational changes in fund management that purport the Partnership does not qualify to follow accounting as an investment company.

We disagree with the statement made in the third sentence of this paragraph because it is inaccurate. No member of the audit committee participated in the discussions with Daszkal Bolton.

We have no basis upon which to agree or disagree with the statements made in the second, fourth, fifth, sixth and seventh sentences of this paragraph.

THIRD PARAGRAPH

We agree with the statements made in this paragraph.

FOURTH PARAGRAPH

We disagree with the statement made in the first sentence of this paragraph because it is inaccurate and incomplete. DB did not change its opinion about its previously-issued opinions. Rather, subsequent management responses about the nature of the control over certain investees raised new questions about the presentation of the Partnership’s financial statements. Management did not respond to DB’s communication about how to proceed. It is incomplete because the accounting policy questions that were raised were a direct result of the substance of management’s responses to SEC staff comments included in the Partnership’s filings related to the Form 10 Registration Statement process. Those responses reflected operational changes in fund management that purport the Partnership does not qualify to follow accounting as an investment company.

We have no basis upon which to agree or disagree with the statements made in the second sentence of this paragraph.

We agree with the statements made in the third and fourth sentences of this paragraph.

FIFTH AND SIXTH PARAGRAPHS

We have no basis upon which to agree or disagree with the statements made in these paragraphs.

Very truly yours,

Fort Lauderdale, Florida

cc: Larry (Xianghong) Wu, Majority Owner

4